Exhibit 99.1

Ovid Therapeutics Appoints Barbara G. Duncan to its Board of Directors

—Ms. Duncan to serve as chairperson of Audit Committee—

NEW YORK—June 14, 2017—Ovid Therapeutics Inc. (NASDAQ:OVID), a biopharmaceutical company committed to developing medicines for patients with rare neurological disorders, today announced the appointment of Barbara G. Duncan to the company’s board of directors, where she will serve as chairperson of the Audit Committee.

“Ovid is assembling a diversified, independent and very strong board of directors. Barbara’s expertise will add to and complement the capabilities of our current board in key areas,” said Jeremy Levin, D.Phil, MB Chir, chairman of the board of directors and chief executive officer of Ovid. “Barbara has served on both public and private biotechnology company boards and has deep financial and operating experience, which will be invaluable as we transition into a public company and continue to execute our strategy to become a leading neurology company. I would like to welcome her to our board of directors.”

“With the recent IPO, pipeline expansion and clinical trial initiations, this is a pivotal time for Ovid. I am excited to join the team during such an important phase for a growing company,” said Ms. Duncan. “I look forward to working closely with the team to further Ovid’s mission of developing impactful medicines that transform the lives of patients and their families living with rare neurological disorders.”

Ms. Duncan previously served as the chief financial officer and treasurer at Intercept Pharmaceuticals, Inc. Prior to Intercept, Ms. Duncan held various senior leadership roles of increasing responsibility at DOV Pharmaceutical, Inc., including chief financial officer and ultimately serving as chief executive officer prior to DOV’s sale to Euthymics Bioscience, Inc. in 2010. Ms. Duncan has also held roles in the corporate finance groups at SBC Warburg Dillon Read, Inc. and Lehman Brothers, Inc. She currently serves on the board of Aevi Genomic Medicine, Inc., Jounce Therapeutics, Inc., Adaptimmune Therapeutics plc, Innoviva, Inc. and ObsEva SA. Ms. Duncan received a master’s of business administration from the Wharton School of the University of Pennsylvania and a bachelor of business administration from Louisiana State University.

About Ovid Therapeutics

Ovid Therapeutics (NASDAQ: OVID) is a New York-based, biopharmaceutical company using its BoldMedicine™ approach to develop therapies that transform the lives of patients with rare neurological disorders. Ovid’s drug candidate, OV101, is currently in development for the treatment of Angelman syndrome and Fragile X syndrome. Ovid has initiated the Phase 2 STARS trial of OV101 in adults with Angelman syndrome and a Phase 1 trial in adolescents with Angelman syndrome or Fragile X syndrome. Ovid is also developing OV935 in collaboration with Takeda Pharmaceutical Company Limited for the treatment of rare epileptic encephalopathies. Ovid expects to initiate a Phase 1b/2a trial of OV935 to treat rare epileptic encephalopathies in 2017.

For more information on Ovid, please visit http://www.ovidrx.com/.

Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements,” including, without limitation, statements regarding the timing of initiating a Phase 1b/2a trial of OV935 to treat rare epileptic encephalopathies. You can identify forward-looking statements because they contain words such as “will,” “believes” and “expects.” Forward-looking statements are based on Ovid’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in Ovid’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, under the caption “Risk Factors.” Ovid assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

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Contacts

Investors:

Burns McClellan

Steve Klass, 212-213-0006

Sklass@burnsmc.com

Media:

Pure Communications, Inc.

Katie Engleman, 910-509-3977

katie@purecommunicationsinc.com